Exhibit 99.1

FOR IMMEDIATE RELEASE

ROI Acquisition Corp. II Seeks Extension to Consummate Business Combination with Ascend HOLDINGS

New York, NY – August 31, 2015 – ROI Acquisition Corp. II (“ROI”) (NASDAQ: ROIQ; ROIQW; ROIQU) today announced that it will hold a stockholder meeting in order to seek stockholder approval to extend the date by which ROI must complete a business combination by 30 days to October 20, 2015 (the “Extension”). Under ROI’s amended and restated certificate of incorporation, the deadline to complete a business combination currently is September 20, 2015.

As previously announced, ROI has entered into a merger agreement for a business combination with Ascend Telecom Holdings Limited (“Ascend Holdings”). On July 27, 2015, Ascend Holdings filed a registration statement on Form F-4, including a proxy statement/prospectus, relating to the business combination transaction. Since that time, ROI and Ascend Holdings have been working together to address comments from the staff of the Securities and Exchange Commission (“SEC”) on the registration statement and satisfy the various closing conditions under the merger agreement. The purpose of the Extension is to allow ROI more time to complete these matters and close the proposed business combination transaction with Ascend Holdings, which ROI’s board of directors believes is in the best interest of ROI’s stockholders. If the Extension is approved, ROI will hold another stockholder meeting prior to the extended deadline in order to seek stockholder approval of the proposed business combination transaction with Ascend Holdings.

About ROI Acquisition Corp. II

ROI is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving ROI and one or more businesses. ROI is a Delaware corporation formed in 2013. Its securities are traded on NASDAQ under the ticker symbols ROIQ, ROIQW and ROIQU.

ADDITIONAL INFORMATION ABOUT THE EXTENSION AND BUSINESS COMBINATION AND WHERE TO FIND IT

ROI has filed a preliminary proxy statement with the SEC to be used at its special meeting of stockholders to approve the Extension. In addition, in connection with the proposed business combination, Ascend Holdings, a newly formed Cayman Islands holding company which, following the business combination transaction, will be the indirect parent of Ascend Telecom Infrastructure Private Limited (“Ascend”), has filed a Registration Statement on Form F-4 (file no. 333- 205872) (the “Registration Statement”) with the SEC which includes the related preliminary proxy statement/prospectus (the “proxy statement/prospectus”), that is both the proxy statement to be distributed to holders of ROI’s common stock and public warrants in connection with the solicitation by ROI of proxies for the vote by the stockholders on the transaction and the vote by the warrantholders on a proposed amendment to the warrant agreement governing ROI’s outstanding warrants, as well as the prospectus covering the registration of the proposed issuance of ordinary shares to be issued in the transaction and pursuant to the warrant amendment proposal. ROI will mail a definitive proxy statement in connection with the Extension and a definitive proxy statement/prospectus and other relevant documents to its stockholders and warrantholders, as applicable. ROI’s stockholders and warrantholders and other interested persons are advised to read, when filed and publicly available, the preliminary proxy statement in connection with the Extension and the preliminary proxy statement/prospectus included in the Registration Statement, and amendments thereto, and the definitive proxy statement in connection with the Extension and the definitive proxy statement/prospectus because these documents will contain important information about the Extension, Ascend, ROI, the proposed transaction and the proposed warrant agreement amendment. The definitive proxy statement for the Extension and the definitive proxy statement/prospectus for the proposed business combination with Ascend will be mailed to stockholders and warrantholders of ROI, as applicable, as of record dates established for each meeting. Stockholders and warrantholders, as applicable, will also be able to obtain copies of the proxy statement for the Extension and the Registration Statement which includes the proxy statement/prospectus, without charge, once publicly filed and available, at the SEC's Internet site at http://www.sec.gov or by directing a request to: ROI Acquisition Corp. II, 601 Lexington Avenue, 51st Floor, New York, New York 10022, tel. (212) 825-0400, Attention: Joseph A. De Perio.

PARTICIPANTS IN THE SOLICITATION

ROI and its directors and officers may be deemed participants in the solicitation of proxies to ROI’s stockholders with respect to the Extension and the proposed business combination transaction with Ascend. A list of the names of those directors and officers and a description of their interests in ROI is contained in ROI’s prospectus dated September 16, 2013, which was filed with the SEC on September 18, 2013, and will also be contained in the definitive proxy statement for the proposed business combination when available.

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters and includes statements regarding expected future financial and operating performance. Such forward looking statements include statements with respect to financial and operating performance, strategies, prospects and other aspects of the businesses of ROI, Ascend and the combined company after completion of the proposed business combination, and are based on current expectations that are subject to risks and uncertainties.

A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement for the business combination transaction; the outcome of any legal proceedings that may be instituted against ROI, Ascend Holdings, Ascend or others following announcement of the merger agreement and transactions contemplated therein; the inability to complete the transactions contemplated by the merger agreement due to the failure to obtain approval of the stockholders of ROI or other conditions to closing in the merger agreement; the ability to meet Nasdaq’s listing standards following the merger; the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein; the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain its management and key employees; costs related to the proposed business combination; changes in applicable laws or regulations; the possibility that Ascend may be adversely affected by other economic, business, and/or competitive factors; the failure to obtain stockholder approval of the Extension; and other risks and uncertainties indicated in the Registration Statement, including those under “Risk Factors” therein, and other filings with the SEC by ROI. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and ROI, Ascend and Ascend Holdings undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Disclaimer

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Contacts:

Sloane & Company

Erica Bartsch

212-446-1875

ROI Acquisition Corp. II

Joseph A. De Perio

212-825-0400